Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

WW International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock	Other	500,000	$30.00	$15,000,000	0.0000927	$1,390.50
Equity	Common Stock	Other	500,000	$50.00	$25,000,000	0.0000927	$2,317.50
Total Offering Amounts					$40,000,000		$3,708
Total Fee Offsets							—
Net Fee Due							$3,708

(1)

Covers an aggregate of 1,000,000 shares of common stock, no par value per share (the “Common Stock”), of WW International, Inc. (the “Registrant”), issuable upon the exercise of stock options (each, an “Option” and together, the “Options”) granted under the WW International, Inc. Term Sheet and Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Inducement Grant Award with $30.00 exercise price) and the WW International, Inc. Term Sheet and Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Inducement Grant Award with $50.00 exercise price), in each case, dated March 21, 2022 between the Registrant and Sima Sistani and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement on Form S-8 also covers an indeterminate number of additional shares of Common Stock that may become issuable upon the exercise of the Options to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the purpose of calculating the amount of registration fee are based upon the Option exercise price of $30.00 per share and $50.00 per share, respectively.